Exhibit 99.1

Conference Call and Webcast

Today, August 5, 2019 at 10:00 a.m. ET

334/777-6978, conference ID 7350889 or www.bbgi.com

Replay information provided below

News Announcement	For Immediate Release

CONTACT: B. Caroline Beasley Chief Executive Officer Beasley Broadcast Group, Inc. 239/263-5000 or ir@bbgi.com	Joseph Jaffoni, Jennifer Neuman JCIR 212/835-8500 or bbgi@jcir.com

BEASLEY BROADCAST GROUP SECOND QUARTER

NET REVENUE INCREASES 6.5% TO $65.7 MILLION

NAPLES, Florida, August 5, 2019 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (“Beasley” or the “Company”), a large- and mid-size market radio broadcaster, today announced operating results for the three-month and six-month periods ended June 30, 2019.

The results presented herein reflect actual results including the operations of WXTU-FM in the three and six months ended June 30, 2019.

Summary of Second Quarter Results

In millions, except per share data	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net revenue	$65.7	$61.6	$123.3	$116.8
Operating income[1]	10.7	10.7	17.5	11.1
Net income[1]	4.3	4.9	5.6	1.8
Net income per diluted share[1]	$0.15	$0.18	$0.20	$0.06
Station operating income (SOI - non-GAAP)	17.9	16.7	28.1	26.3

[1]

Operating income, net income and net income per diluted share were impacted by a $4.4 million charge due to the change in fair value of contingent consideration in the six months ended June 30, 2018 and a $3.5 million gain on dispositions in the six months ended June 30, 2019.

The $4.0 million, or 6.5%, year-over-year increase in net revenue during the three months ended June 30, 2019, reflects increased revenue in the Company’s Philadelphia market cluster, primarily due to the September 2018 acquisition of WXTU-FM, and increased revenue in the Company’s Boston market cluster. Net revenue for the three months ended June 30, 2019 was comparable to net revenue for the same period in 2018 at the Company’s other market clusters.

Beasley reported operating income of $10.7 million in the second quarter of 2019. Second quarter 2019 interest expense increased by approximately $0.7 million to $4.5 million reflecting additional borrowings related to the WXTU-FM acquisition and a higher overall cost of borrowings. As a result of these factors, Beasley reported net income of $4.3 million or $0.15 per diluted share in the three months ended June 30, 2019, compared to net income of $4.9 million or $0.18 per diluted share in the three months ended June 30, 2018.

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Beasley Broadcast Group, 8/5/19	page 2

Station Operating Income (SOI, a non-GAAP financial measure) rose $1.2 million or 7.5% year-over-year in the second quarter of 2019 to $17.9 million. The year-over-year increase reflects the net revenue growth during the period which more than offset a 6.2% year-over-year rise in station operating expenses related to the Company’s expanded platform.

Please refer to the “Calculation of SOI” and “Reconciliation of SOI to Net Income” tables at the end of this announcement for a discussion regarding SOI calculations.

Commenting on the financial results, Caroline Beasley, Chief Executive Officer, said, “The strategic and financial benefits of our initiatives to further expand and diversify Beasley’s broadcast and digital platform are evident in our second quarter financial results and further highlights the progress we are making to reinforce and grow Beasley’s leadership position across all audio platforms in our markets. Record second quarter net revenue of $65.7 million was driven by the strength of our station clusters in three of our top five largest revenue markets as well as contributions from recent acquisitions and more than offset approximately $1.0 million in combined political and United States Traffic Network (USTN) revenue recorded in the comparable 2018 period, which was non-recurring in 2019. Reflecting the strong operating leverage in Beasley’s business model, second quarter revenue growth of 6.5% drove a 7.5% year-over-year increase in SOI and overall margin improvement.

“Beasley’s reported second quarter free cash flow declined to $5.5 million from $8.4 million in the comparable 2018 period due to higher capital expenses related to the ongoing build-out of our Philadelphia studios and increases in taxes, corporate overhead and interest expense offsetting the $1.2 million increase in SOI. Importantly, year-to-date operating results and third quarter trends continue to pace consistently with our internal forecasts.

“During the second quarter, we continued to make significant progress toward transforming Beasley into a fully diversified, local multi-media company through select investments in our existing platform and opportunistic accretive transactions. In June, we entered into a definitive agreement to acquire WDMK-FM and three translators used to broadcast WDMK’s HD2 signal in Detroit, Michigan from Urban One for $13.5 million. This transaction is expected to be immediately accretive to Beasley’s free cash flow, excluding one-time transaction costs. The acquisition of WDMK-FM and the WDMK-HD2 translators represent a strategically and financially compelling growth opportunity for our shareholders and further enhances our revenue and competitive position in Detroit with a strong cluster of four FM stations in the country’s thirteenth largest market.

“We also continued to advance our initiatives focused on leveraging our premium local programming and brands, while aggressively rolling out our digital offerings and distribution capabilities to create new value for listeners and advertisers. In the second quarter, the early success of our digital sales, digital content development and podcasting strategies resulted in digital revenue growth and higher levels of audience engagement.

“In addition to our growth and diversification initiatives, we remain committed to enhancing shareholder value through capital returns and leverage reduction. In the second quarter, we used cash from operations to pay our twenty-third consecutive quarterly cash dividend and made voluntary debt repayments of $4.0 million, with total outstanding debt of $245.5 million as of June 30, 2019.

“Looking ahead to the second half of 2019, we remain committed to our strategic priorities of improving top- and bottom-line performance, reducing debt and leverage, and returning capital to shareholders through our quarterly cash dividend. With enhanced opportunities to monetize our strong core programming and local brands, we remain confident in the radio industry and in Beasley’s growth prospects going forward. We look forward to realizing the strategic benefits of the WDMK-FM and WDMK-HD2 translators transaction later this year and continue to believe that our ongoing initiatives to diversify and drive revenue, productivity and efficiency across our platform, combined with prudent management of our capital structure, are proven initiatives for sustained long-term financial growth and enhanced shareholder value.”

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Beasley Broadcast Group, 8/5/19	page 3

Conference Call and Webcast Information

The Company will host a conference call and webcast today, August 5, 2019, at 10:00 a.m. ET to discuss its financial results and operations. To access the conference call, interested parties may dial 334/777-6978, conference ID 7350889 (domestic and international callers). Participants can also listen to a live webcast of the call at the Company’s website at www.bbgi.com. Please allow 15 minutes to register and download and install any necessary software. Following its completion, a replay of the webcast can be accessed for five days on the Company’s website, www.bbgi.com.

Questions from analysts, institutional investors and debt holders may be e-mailed to ir@bbgi.com at any time up until 9:00 a.m. ET on Monday, August 5, 2019. Management will answer as many questions as possible during the conference call and webcast (provided the questions are not addressed in their prepared remarks).

About Beasley Broadcast Group

Celebrating its 58th anniversary this year, Beasley Broadcast Group, Inc., (www.bbgi.com) was founded in 1961 by George G. Beasley who remains the Company’s Chairman of the Board. Beasley Broadcast Group owns and operates 64 stations (46 FM and 18 AM) in 15 large- and mid-size markets in the United States. Approximately 19 million consumers listen to Beasley radio stations weekly over-the-air, online and on smartphones and tablets, and millions regularly engage with the Company’s brands and personalities through digital platforms such as Facebook, Twitter, text, apps and email. For more information, please visit www.bbgi.com.

Definitions

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

Free Cash Flow (FCF) consists of SOI less station stock-based compensation expense, corporate general and administrative expenses, interest expense, current income tax expense and capital expenditures plus amortization of debt issuance costs and interest income.

SOI and FCF are measures widely used in the radio broadcast industry. The Company recognizes that because SOI and FCF are not calculated in accordance with GAAP, they are not necessarily comparable to similarly titled measures employed by other companies. However, management believes that SOI and FCF provide meaningful information to investors because they are important measures of how effectively we operate our business (i.e., operate radio stations) and assist investors in comparing our operating performance with that of other radio companies.

Note Regarding Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “Looking ahead,” “look forward,” “intends,” “believe,” “hope,” “plan,” “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected income; shareholder value; revenues; and growth. Key risks are described in our reports filed with the SEC including in our annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including:

•	external economic forces that could have a material adverse impact on our advertising revenues and results of operations;

•	the ability of our radio stations to compete effectively in their respective markets for advertising revenues;

•	our ability to develop compelling and differentiated digital content, products and services;

•	audience acceptance of our content, particularly our radio programs;

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Beasley Broadcast Group, 8/5/19	page 4

•	our ability to respond to changes in technology, standards and services that affect the radio industry;

•	our dependence on federally issued licenses subject to extensive federal regulation;

•	actions by the FCC or new legislation affecting the radio industry;

•	our dependence on selected market clusters of radio stations for a material portion of our net revenue;

•	credit risk on our accounts receivable;

•	the risk that our FCC broadcasting licenses and/or goodwill could become impaired;

•	our substantial debt levels and the potential effect of restrictive debt covenants on our operational flexibility and ability to pay dividends;

•	the failure or destruction of the internet, satellite systems and transmitter facilities that we depend upon to distribute our programming;

•	disruptions or security breaches of our information technology infrastructure;

•	the loss of key personnel;

•	the fact that we are controlled by the Beasley family, which creates difficulties for any attempt to gain control of us;

•	our ability to integrate acquired businesses and achieve fully the strategic and financial objectives related thereto and their impact on our financial condition and results of operations; and

•	other economic, business, competitive, and regulatory factors affecting our business, including those set forth in our filings with the SEC.

Our actual performance and results could differ materially because of these factors and other factors discussed in our SEC filings, including but not limited to our annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of August 5, 2019, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

-tables follow-

Beasley Broadcast Group, 8/5/19	page 5

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net revenue	$65,658,748	$61,625,296	$123,346,302	$116,778,923

Operating expenses:
Station operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below)	47,759,693	44,967,293	95,210,875	90,480,140
Corporate general and administrative expenses (including stock-based compensation)	5,423,561	4,440,299	10,385,975	7,722,772
Transaction expenses	55,163	—	296,511	—
Depreciation and amortization	1,742,687	1,562,052	3,511,474	3,108,786
Change in fair value of contingent consideration	—	—	—	4,415,925
Gain on dispositions	—	—	(3,545,755)	—

Total operating expenses	54,981,104	50,969,644	105,859,080	105,727,623
Operating income	10,677,644	10,655,652	17,487,222	11,051,300
Non-operating income (expense):
Interest expense	(4,547,036)	(3,805,575)	(9,137,921)	(7,430,815)
Other income (expense), net	38,193	27,311	(194,390)	476,212

Income before income taxes	6,168,801	6,877,388	8,154,911	4,096,697
Income tax expense	1,899,800	1,958,776	2,532,647	2,339,277

Net income	$4,269,001	$4,918,612	$5,622,264	$1,757,420

Basic net income per share	$0.15	$0.18	$0.20	$0.06

Diluted net income per share	$0.15	$0.18	$0.20	$0.06

Basic common shares outstanding	27,776,682	27,344,752	27,668,814	27,530,043

Diluted common shares outstanding	27,838,939	27,523,310	27,740,491	27,710,563

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Beasley Broadcast Group, 8/5/19	page 6

Selected Balance Sheet Data – Unaudited

(in thousands)

	June 30, 2019	December 31, 2018
Cash and cash equivalents	$12,272	$13,434
Working capital	33,110	42,086
Total assets	723,896	681,085
Long term debt, net of unamortized debt issuance costs	237,244	242,777
Stockholders’ equity	$279,217	$275,034

Selected Statement of Cash Flows Data – Unaudited

	Six Months Ended June 30,
	2019	2018
Net cash provided by operating activities	$11,533,939	$10,982,567
Net cash used in investing activities	(3,369,405)	(2,329,499)
Net cash used in financing activities	(9,325,978)	(7,753,709)

Net increase (decrease) in cash and cash equivalents	$(1,161,444)	$899,359

Calculation of SOI – Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net revenue	$65,658,748	$61,625,296	$123,346,302	$116,778,923
Station operating expenses	(47,759,693)	(44,967,293)	(95,210,875)	(90,480,140)

SOI	$17,899,055	$16,658,003	$28,135,427	$26,298,783

Reconciliation of Net Income to SOI – Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$4,269,001	$4,918,612	$5,622,264	$1,757,420
Corporate general and administrative expenses	5,423,561	4,440,299	10,385,975	7,722,772
Transaction expenses	55,163	—	296,511	—
Depreciation and amortization	1,742,687	1,562,052	3,511,474	3,108,786
Change in fair value of contingent consideration	—	—	—	4,415,925
Gain on dispositions	—	—	(3,545,755)	—
Interest expense	4,547,036	3,805,575	9,137,921	7,430,815
Other income (expense), net	(38,193)	(27,311)	194,390	(476,212)
Income tax expense	1,899,800	1,958,776	2,532,647	2,339,277

SOI	$17,899,055	$16,658,003	$28,135,427	$26,298,783

Beasley Broadcast Group, 8/5/19	page 7

Reconciliation of Net Revenue to FCF – Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net revenue	$65,658,748	$61,625,296	$123,346,302	$116,778,923

Station operating expenses	(47,759,693)	(44,967,293)	(95,210,875)	(90,480,140)
Station stock-based compensation expense	85,002	221,046	208,149	373,464
Corporate general and administrative expenses	(4,960,947)	(3,957,941)	(9,461,934)	(6,775,060)
Interest expense	(4,547,036)	(3,805,575)	(9,137,921)	(7,430,815)
Amortization of debt issuance costs	483,983	470,376	967,966	940,752
Interest income	32,289	31,721	74,180	63,204
Current income tax expense	(1,326,448)	(309,984)	(1,493,124)	(315,281)
Capital expenditures	(2,153,273)	(953,503)	(3,994,405)	(2,126,999)

FCF	$5,512,625	$8,354,143	$5,298,338	$11,028,048

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